Exhibit (h)(3)

SARATOGA INVESTMENT CORP.

(a Maryland corporation)

AMENDMENT NO. 1 TO

EQUITY DISTRIBUTION AGREEMENT

October 12, 2017

Ladenburg Thalmann & Co. Inc.

277 Park Avenue, 26th Floor

New York, New York 10172

BB&T Capital Markets, a division of BB&T Securities, LLC

901 East Byrd Street, Suite 300

Richmond, Virginia 23219

FBR Capital Markets & Co.

299 Park Avenue, 7th Floor

New York, New York 10171

Ladies and Gentlemen:

This Amendment No. 1, dated October 12, 2017 (the “Amendment”), is to the Equity Distribution Agreement, dated March 16, 2017 (the “Equity Distribution Agreement”), by and among Saratoga Investment Corp., a Maryland corporation (the “Company”), Saratoga Investments Advisors, LLC, a limited liability company organized under the laws of the State of Delaware (the “Adviser”), Ladenburg Thalmann & Co. Inc. (“Ladenburg”), and BB&T Capital Markets, a division of BB&T Securities, LLC (“BB&T” together with Ladenburg, the “Agents”).

WHEREAS, the Company, the Adviser, Ladenburg and BB&T desire to amend the Equity Distribution Agreement to add FBR Capital Markets & Co. (“FBR”) as a party thereto, to serve as an Agent pursuant to the Equity Distribution Agreement.

NOW THEREFORE, in consideration of the mutual promises contained in this Amendment and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Amendment, intending to be legally bound, hereby amend the Equity Distribution Agreement and agree as follows:

Preamble. The first paragraph of the Equity Distribution Agreement is replaced in its entirety with the following:

“Saratoga Investment Corp., a Maryland corporation (the “Company”), and Saratoga Investments Advisors, LLC, a limited liability company organized under the laws of the State of Delaware (the “Adviser”), each confirms its agreement (this “Agreement”) with Ladenburg Thalmann & Co. Inc. (“Ladenburg”), BB&T Capital Markets, a division of BB&T Securities, LLC (“BB&T”), and FBR Capital Markets & Co. (“FBR”, together with Ladenburg and BB&T, the “Agents”), as follows:”

Notices. Section 15 of the Equity Distribution Agreement is replaced in its entirety with the following:

“Except as otherwise provided in this Agreement, all notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to Ladenburg shall be directed to Ladenburg Thalmann & Co. Inc., 277 Park Avenue, 26th Floor, New York, NY 10172, Attention: Equity Syndication Desk, with a copy to Blank Rome LLP, 405 Lexington Avenue, New York, NY 10174, Attention: Thomas Westle, Esq.; if sent to BB&T Capital Markets, a division of BB&T Securities, LLC., 901 East Byrd Street, Suite 300, Richmond, VA 23219, Attention: D. Reid Burford, with a copy to Blank Rome LLP, 405 Lexington Avenue, New York, NY 10174, Attention: Thomas Westle, Esq.; if sent to FBR Capital Markets & Co., 1300 North 17th Street, Suite 1400, Arlington, VA 22209 Attention: Legal Department, with a copy to Blank Rome LLP, 405 Lexington Avenue, New York, NY 10174, Attention: Thomas Westle, Esq.; if sent to the Company or the Adviser, will be mailed, delivered or telegraphed and confirmed to them at 535 Madison Avenue, New York, New York 10022, with a copy to Eversheds Sutherland (US) LLP, 700 Sixth Street, Suite 700, Washington, DC 20001, Attention: Harry S. Pangas.”

Authorized Individuals for Placement Notices and Acceptances. Exhibit B to the Equity Distribution Agreement is amended to add the following information:

FBR Capital Markets & Co.

Name	Email

Seth Appel	sappel@fbr.com

Patrice McNicoll	pmcnicoll@fbr.com

Natalie Bend	nbend@fbr.com

Trading Desk	atmdesk@fbr.com

Waivers for Amendment; Consent. The Company, the Adviser, Ladenburg and BB&T, by the execution of this Amendment, hereby consent to the amendments, modifications and supplements to the Equity Distribution Agreement contemplated herein.

No Other Amendments; Consent. Except as set forth above, no other amendments to the Equity Distribution Agreement are intended by the parties hereto, are made, or shall be deemed to be made, pursuant to this Amendment, and all provisions of the Equity Distribution Agreement, including all Exhibits thereto, unaffected by this Amendment shall remain in full force and effect.

Capitalized Terms. Each capitalized term used but not defined herein shall have the meaning ascribed to such term in the Equity Distribution Agreement.

Execution of Counterparts. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

[Signature Page Follows.]

If the foregoing is in accordance with your understanding of our agreement, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement among the Company, the Adviser and the Agents.

Very truly yours,
SARATOGA INVESTMENT CORP.

By:	/s/ Henri J. Steenkamp

Name:	Henri J. Steenkamp
Title:	Chief Financial Officer

SARATOGA INVESTMENT ADVISORS, LLC

By:	/s/ Henri J. Steenkamp

Name:	Henri J. Steenkamp
Title:	Chief Financial Officer

CONFIRMED AND ACCEPTED, as of

the date first above written:

LADENBURG THALMANN & CO. INC.

By:	/s/ Steven Kaplan

Name:	Steven Kaplan
Title:	Head of Capital Markets

BB&T CAPITAL MARKETS, A DIVISION OF BB&T SECURITIES, LLC

By:	/s/ Eric J. Watson

Name:	Eric J. Watson
Title:	Managing Director

FBR CAPITAL MARKETS & CO.

By:	/s/ Patrice McNicoll

Name:	Patrice McNicoll
Title:	Co-Head of Investment Banking

[Signature page to Amendment No. 1 to Equity Distribution Agreement]